April 1, 2015

CANNAPHARMARX ANNOUNCES THE APPOINTMENT OF THREE NEW MEMBERS TO ITS BOARD OF DIRECTORS

Carneys Point, NJ – April 1, 2015—CannaPharmaRx, Inc. (OTCQB: CPMD), a New Jersey-based pharmaceutical company, announced today that it has expanded its Board of Directors effective today with the express intent of bringing new and diverse skill sets that will complement its current Board’s make-up with the addition of Alex Giaquinto, PhD, Elie Khalife, PhD, and Steven Rule to its Board of Directors.

“We are excited to welcome Dr. Giaquinto, Mr. Khalife and Mr. Rule to our Board of Directors. Their combined experience brings a wealth of pharmaceutical and pharmacy senior management experience, health care technology development, clinical trial management, and drug commercialization. They all share an entrepreneurial spirit, well suited for the challenges of a start-up in the pharmaceutical sector,” said Gerry Crocker, CEO of CannaPharmaRx.

The professional background of each of the Company’s new Board members is summarized as follows:

Dr. Alex Giaquinto, PhD has held many positions during his career at Schering-Plough Corporation from 1973 until his eventual retirement in 2004. His positions included Associate Director of Pharmaceutical Research and Development, Clinical Manufacturing, Package Development and Aerosol Process Development prior to being appointed Director, Regulatory Affairs in 1980. Since then his positions at the Schering Plough Research Institute included Sr. Director, Vice President, and Sr. Vice President of Worldwide Regulatory Affairs. During this tenure he was instrumental in establishing the Development and Regulatory strategies for the approvals of 74 New Drug Applications (NDAs), which included such major products as Proventil, Vanceril, Vancenase, Eulexin, Rebetrol, Claritin, Claritin-D, Clarinex, Diprosone, Diprolene, Lotrisone, Elocon, Integrilin, Temodar, Asmanex and Zetia; 9 Biologic Licensing Applications (BLAs), including Intron, Peg-Intron and Rebetron; and 28 Abbreviated New Drug Applications (ANDAs). In addition, he was instrumental in establishing the prescription to over-the-counter strategies for Chlortrimeton, Drixoral, Lotrimin, Gyne-Lotrimin and Claritin. Most recently he was Senior Vice President for Global Compliance at Schering-Plough Corporation in Kenilworth, New Jersey until his retirement on January 1, 2004. Dr. Giaquinto has stayed involved in the activities of the pharmaceutical industry by establishing his own company, ARG Consulting LLC, through which he offers advice and counsel on development and regulatory strategies to numerous pharmaceutical and biotech companies. He has served as a member and chairman of the Regulatory Affairs Coordinating Committee of the Pharmaceutical Research and Manufacturers Association. He was one of the original members to the Steering Committee of the International Conference of Harmonization (ICH) and served as one of the two U.S. pharmaceutical Industry representatives on that committee from 1990 to 2003. While serving on this ICH committee, he introduced the concept of the Common Technical Document (CTD) and served as co-chair of both the Common Technical Document Implementation Coordination Group and the Global Cooperation Group. Dr. Giaquinto is also a member of the American Pharmaceutical Association, the American Association of Pharmaceutical Sciences, the American Society of Clinical Pharmacology and Therapeutics, the New York Academy of Sciences and the Drug Information Association. Dr. Giaquinto has been a lecturer on Food and Drug Law at the Temple University Graduate Program in Quality Assurance/Regulatory Affairs and serves on their Advisory Committee. He also serves on the Planning Committee at the University of Texas at Austin for their Program on the International Conference for Drug Development.

Mr. Elie Khalife, currently the President and Chief Executive Officer of KeyCentrix, LLC since February 2008, brings innovative leadership, technical expertise, and a global perspective to a company that strives to identify and meet the unique needs of the pharmacy industry. Khalife’s career encompasses information management systems, customer relationship management (CRM), telecommunications/media, banking/finance, drilling/manufacturing, e-Learning programs, and data warehouse management. Through his entrepreneurial drive and business acumen, Khalife creates strategies that streamline processes, improve customer service, and build cross-functional teams, while ultimately gaining significant market share and increasing profitability. As an executive manager with KeyCentrix, he focuses his efforts on expanding the organization through reaching untapped growth opportunities. Khalife leverages his expansive IT experience, as well as his innate marketing capabilities, to promote NewLeafRx® & RxKey®, both Windows-based prescription processing modules used by specialty and retail pharmacies nationwide. From 2002 to 2008, Khalife served in numerous key roles for Packard International, a leading producer of drill stem safety valve products for the oil industry, including the COO/CIO position, where he increased revenue from $2.5M to $12M in just 3 years. As Project Manager for Schlumberger Sema from 1999 to 2002, Khalife led certification activities and the learning management system project, reaching 80,000 international employees. A native of France, Khalife is a graduate of Ecole Supérieure de Génie Informatique in Paris, France. He majored in networking and database management and has a doctorate in networking and telecommunication.

Mr. Steven Rule has approximately 25 years of experience and knowledge in the pharmaceutical wholesale and retail pharmacy business. The foundation of his experience was with McKesson Corporation and Cardinal Health in senior management roles. Currently he is the President and CEO of the Rule Group, Inc. which specializes in financial consulting for the pharmacy trade. Steve is also the President of the Chain Drug Consortium, LLC, an organization that provides aggregated purchasing platforms for many of the nation’s regional pharmacy chains. Steve currently sits on the Board of Directors of CARE Pharmacies Cooperative, LLC. He also serves on the Associated Food Stores Pharmacy Advisory Board, as well as a Chain Executive Member of the National Association of Chain Drug Stores. Steve was educated in business finance at San Diego State University, from which he holds a bachelor of science degree.

About CannaPharmaRx
Our purpose is to innovate to bring cannabinoid-based therapies to market that improve patients’ lives. R&D is at the heart of our mission as we work to transform advanced science and technologies into the therapies that matter most. Our executive management team has over 100 years of combined pharmaceutical industry experience developing and marketing prescription products. For more information, please visit www.CannaPharmaRx.com.

Forward-Looking Statements
Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated,” and “intend” among others. These forward-looking statements are based on CannaPharmaRx’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical products under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. CannaPharmaRx does not undertake any obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in CannaPharmaRx’s Annual Report on Form 10-K for the year ended December 31, 2014 and other periodic reports filed with the Securities and Exchange Commission.

Contact:
Bridamary Rosario
bbrosario@cannapharmarx.com
Source: CannaPharmaRx, Inc.
Released April 1, 2015